Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax
September 22, 2023
Getty Images Holdings, Inc.
605 5th Ave S. Suite 400
Seattle, Washington 98104
Ladies and Gentlemen:
We have acted as counsel to Getty Images Holdings, Inc., a Delaware corporation (the “Company” or “Getty Images”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Post-Effective Amendment No. 2 to Form S-1 on Form S-3 registration statement (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offer and resale by the selling securityholders named in the prospectus contained in the Registration Statement (the “Selling Securityholders”) of up to 397,045,769 shares of Class A Common Stock, consisting of (i) up to 211,176,779 shares of Class A Common Stock issued to certain Griffey Global Holdings, Inc. equityholders as merger consideration (the “Merger Shares”) for consenting to the business combination by and among CC Neuberger Principal Holdings II (“CCNB”), the Company and certain of their subsidiaries (the “Business Combination”), (ii) up to 58,682,241 earn-out shares issued to certain Griffey Global Holdings, Inc. equity holders upon certain vesting conditions (the “Earn-Out Shares”), (iii) up to 3,930,753 shares of Class A Common Stock issuable upon the exercise or vesting of certain equity awards (the “Options Shares”), (iv) up to 20,560,000 shares of Class A Common Stock originally issued to the Sponsor (the “Founder Shares”), (v) up to 5,140,000 shares of Class A Common Stock issued to the holders of Founder Shares, consisting of 2,570,000 shares of Class A Common Stock issued as a result of satisfaction of the B-1 Vesting Event and 2,570,000 shares of Class A Common Stock issued as a result of satisfaction of the B-2 Vesting Event (the “Sponsor Earn-Out Shares”), (vi) up to 30,000,000 shares of Class A Common Stock issued pursuant to the backstop agreement by and between CCNB and Neuberger Berman Opportunistic Capital Solutions Master Fund LP (“NBOKS”) (the “Backstop Shares”), (vii) up to 20,000,000 shares of Class A Common Stock issued pursuant to the forward purchase agreement by and between CCNB and NBOKS (the “Forward Purchase Shares”), (viii) up to 36,000,000 shares of Class A Common Stock issued to certain Selling Securityholders pursuant to certain subscription agreements in connection with the Business Combination (the “PIPE Shares”), and (ix) up to 11,555,996 shares of Class A Common Stock issued upon the exercise on a cashless basis of certain private placement warrants (the “Sponsor Warrant Exercise Shares” and together with the Merger Shares, the Earn-Out Shares, the Founder Shares, the Sponsor Earn-Out Shares, the Backstop Shares, the Forward Purchase Shares and the PIPE Shares, the “Resale Shares”).

September 22, 2023

Capitalized terms defined in the Registration Statement and used (but not otherwise defined) herein are used herein as so defined.
In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) Business Combination Agreement, incorporated by reference to Exhibit 2.1 in the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware incorporated by reference as Exhibit 4.1 to the Registration Statement; (iii) the Amended and Restated Bylaws of the Company, incorporated by reference as Exhibit 4.2 to the Registration Statement; (iv) the Registration Statement; (v) the prospectus contained within the Registration Statement; (vi) the 2022 Equity Incentive Plan, as amended, incorporated by reference as Exhibit 4.8 to the Registration Statement, (vii) the Employee Stock Purchase Plan (viii) the Earn Out Plan and (ix) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:
1.The Resale Shares have been duly authorized and are validly issued, fully paid and nonassessable.
2.The Option Shares have been duly authorized and, when issued and delivered upon exercise of the applicable award agreements in the manner and for the consideration stated in the applicable award agreements, will be validly issued, fully paid and non-assessable.
In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
The opinions expressed herein are limited to the corporate laws of the State of Delaware and, we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in

September 22, 2023

the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.
Very truly yours,
/s/ Weil, Gotshal & Manges LLP